EXHIBIT 99.1

[STATE STREET LOGO]                              [CITIGROUP LOGO]



MEDIA CONTACTS:                       INVESTOR CONTACTS:
--------------                        -----------------
Connie J. Kain                        Bill Pike or Sheri Ptashek
Citigroup's Global Investment         Citigroup
Management and Private                (212) 793-8874 or (212) 559-4658
Banking Group
(212) 783-7374
connie.kain@ssmb.com                  Karen Warren
                                      State Street Corporation
Hannah Grove                          (617) 664-3477
State Street Corporation
(617) 664-3377
hmgrove@statestreet.com

Liz Pease Kennedy
State Street Global Advisors
(617) 664-2474
liz_kennedy@ssga.com



             CITIGROUP AND STATE STREET CORPORATION
                AGREE TO ESTABLISH JOINTLY OWNED
                 GLOBAL BENEFITS DELIVERY FIRM

      50/50 Joint Venture Will Create a Powerful Force in
       Defined Contribution and Global Benefits Delivery
                    ________________________

NEW YORK, N.Y. AND BOSTON, MASS., DECEMBER 8, 1999 -- Citigroup (NYSE: C) and State Street Corporation (NYSE: STT) announced today the signing of an agreement to form a jointly owned (50/50) global benefits delivery company that will focus on the defined contribution and total benefits administration markets for corporate and not-for-profit organizations. The new company called CitiStreet, which will be headquartered in Quincy, Mass., will provide a broad range of products and services including administrative, outsourcing and investment management services for defined contribution, pension and health and welfare plans, and employee communication and education.

     Said Nicholas A. Lopardo, chairman and chief executive officer of State Street Global Advisors (SSgA) and vice chairman of State Street Corporation: "This joint venture is consistent with State Street's strategy of collaborating with firms that have complementary strengths to penetrate new markets in the U.S. and overseas. The trends toward globalization of financial markets, growing demand for more individual investment choices, and the increasing importance of technology in enhancing service delivery are creating significant opportunities in the investment management industry. In particular, these trends are fueling the growth of the defined contribution market. CitiStreet will be superbly positioned to capitalize on these trends and market opportunities, benefiting current and potential clients and creating a new strategic growth engine for its two shareholders."

     Commenting on the new company, Thomas W. Jones, chairman and chief executive officer of Citigroup's Global Investment Management and Private Banking Group, said: "The joint venture will help Citigroup improve its position in the U.S. defined contribution market, particularly in the large corporate marketplace. Existing U.S. and multinational corporate clients will be offered a broader range of benefit plan services.

     "CitiStreet will help us to achieve a greater scale and lower unit cost in the long-term across our existing recordkeeping and administration business platforms; solidify a defined contribution administration competency that can be leveraged in selected non-U.S. markets; and expand our already successful worksite marketing initiatives in collaboration with selected corporate clients," Jones added.

     Under the terms of the joint venture agreement, State Street will contribute to the new company State Street's Retirement Investment Services (RIS) business and Wellspring Resources, the company's benefits administration business. State Street's RIS business is a leading servicer of retirement plans, providing a broad range of participant services, employee communication and education, advice, plan administration, recordkeeping and benefit payments to defined contribution and pension plans. Wellspring Resources, located in Jacksonville, Fla. and a wholly owned subsidiary of State Street Bank and Trust Company, N.A., is a leading provider of outsourced human resources administration for some of the nation's most complex plans and programs.

     Citigroup will contribute The Copeland Companies, which will operate as a subsidiary of CitiStreet. Copeland specializes in the defined contribution and retirement planning marketplace by providing a full service approach to the market beyond the traditional administrative, recordkeeping and service platforms. This includes a one-on-one participant counseling process built around a comprehensive product menu from Citibank, Salomon Smith Barney, and Travelers Life & Annuity. This personal planning service is provided to participants in 401(a), 401(k), 403(b) and 457 plans through worksite counselors. Copeland is located in East Brunswick, N.J., with 35 field offices throughout the United States.

     CitiStreet is expected to begin operations in the first half of 2000, subject to regulatory approval. It will administer approximately $200 billion in assets and service more than 4 million plan participants. The company will have 3,000 employees located primarily in Boston, East Brunswick, Jacksonville, Minneapolis, New York and Quincy.

     James S. Phalen has been appointed as CitiStreet's chairman and chief executive officer. Phalen is an executive vice president of State Street and head of its Retirement Investment Services (RIS) business and Wellspring Resources. Robert C. Dughi, Copeland's founder, has been appointed president and a member of the board of CitiStreet. He will also continue as chief executive officer of The Copeland Companies. The current management team at Copeland, RIS and Wellspring will also maintain their respective roles.

     Noting that the joint venture will be the third largest recordkeeper in the United States, Phalen said: "CitiStreet will be a powerful competitor, integrating core competencies of Citigroup and State Street to deliver a broader range of products and superior services to clients. The new company also creates a dynamic strategic platform for enhancing penetration by Citigroup and State Street into all segments of the U.S. marketplace and selected international markets where the movement is away from government-sponsored 'pay-as-you-go' retirement schemes and toward private, corporate-sponsored plans."

     "This joint venture extends the sophisticated, proprietary technologies that State Street has long applied to meeting the needs of large institutional investors into what is called the 'instividual' market - the market comprising individuals who are investing actively through defined contribution plans sponsored by their employers. With Citigroup, the joint venture will offer the broadest possible range of products to meet every investment horizon in a superior package that will benefit employers and employees alike," Dughi added.

     Citigroup (NYSE: C), the most global financial services company, provides some 100 million consumers, corporations, governments and institutions in 100 countries with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, insurance, securities brokerage and asset management. The 1998 merger of Citicorp and Travelers Group brought together such brand names as Citibank, Travelers, Salomon Smith Barney, Commercial Credit (now named CitiFinancial), and Primerica under Citigroup's trademark red umbrella. Additional information may be found at www.citigroup.com.

     With $5.3 trillion in assets under custody and $582 billion under management, State Street Corporation is the world's leading specialist in serving institutional investors. Offices are located in the United States, Canada, Chile, Cayman Islands, Netherlands Antilles, Ireland, United Kingdom, Netherlands, France, Belgium, Luxembourg, Switzerland, Germany, Czech Republic, Austria, United Arab Emirates, Russia, People's Republic of China, Taiwan, South Korea, Japan, Singapore, Australia, and New Zealand. State Street Corporation's common stock is traded on the New York Stock Exchange under the symbol STT. For more information, visit State Street's web site at www.statestreet.com and State Street Global Advisor's web site at www.ssga.com.

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